Exhibit 10.5

ITRON, INC.
AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD NOTICE
FOR NON-U.S. PARTICIPANTS

Itron, Inc. (the “Company”) hereby grants to Participant a restricted stock unit award (the “Award”).  The Award is subject to all the terms and conditions set forth in this Restricted Stock Unit Award Notice (the “Award Notice”), the Restricted Stock Unit Award Agreement, including any appendix thereto for Participant’s country (the “Agreement”) and the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan (the “Plan”), all of which are incorporated into the Award Notice in their entirety.

Participant:
Grant Date:
Number of Restricted Stock Units:
Vesting Schedule:The Award will vest in full on the third anniversary of the Grant Date (the “Vest Date”).

Additional Terms/Acknowledgement:  This Award is subject to all the terms and conditions set forth in this Award Notice, the Agreement, and the Plan which are attached to and incorporated into this Award Notice in their entirety.

I accept this award subject to the terms and
conditions stated herein.

Attachments:
1. Restricted Stock Unit Award Agreement including country appendix
2. 2000 Stock Incentive Plan
3. Plan Summary

ITRON, INC.
AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR NON-U.S. PARTICIPANTS

Pursuant to your Restricted Stock Unit Award Notice (the “Award Notice”) and this Restricted Stock Unit Award Agreement (this “Agreement”), Itron, Inc. (the “Company”) has granted you a restricted stock unit award (the “Award”) under its Amended and Restated 2000 Stock Incentive Plan (the “Plan”) for the number of restricted stock units indicated in your Award Notice.  Capitalized terms not expressly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of the Award are as follows:

1.	Vesting

The Award will vest according to the vesting schedule set forth in the Award Notice (the “Vesting Schedule”). One share of Common Stock will be issuable for each restricted stock unit that vests.  Restricted stock units that have vested and are no longer subject to forfeiture according to the Vesting Schedule are referred to herein as “Vested Units.”  Restricted stock units that have not vested and remain subject to forfeiture under the Vesting Schedule are referred to herein as “Unvested Units.”  The Unvested Units will vest (and to the extent so vested cease to be Unvested Units remaining subject to forfeiture) in accordance with the Vesting Schedule (the Unvested and Vested Units are collectively referred to herein as the “Units”).  Except as provided in Section 2.1(b) below, all Vested Units will be settled on the Vest Date set forth in the Award Notice and the Vest Date shall be the “payment date” for purposes of Section 409A.  The Award will terminate and the Unvested Units will be subject to forfeiture upon your termination of employment as set forth in Section 2.1(a) and as further described in Section 8(l).

2.	Termination of Employment; Corporate Transaction

2.1	Termination of Employment

(a) Vesting of Units.  Except as provided in Section 2.2 below, if your employment terminates during the Units’ vesting period by reason of (a) death or (b) Disability that also satisfies the definition of “disability” under Section 409A of the Code and the regulations thereunder (“Section 409A”)1, the Unvested Units will vest pro-rata, based on the number of calendar days of employment with the Company or a Related Corporation during the vesting period (rounded down to the nearest whole number).  In the event that your termination of employment is by reason of a Disability that does not satisfy the definition of “disability” under Section 409A, then Unvested Units will still vest pro-rata, based on the number of calendar days of employment with the Company or a Related Corporation during the vesting period (rounded down to the nearest whole number), but the Units that become Vested Units as a result of such pro-rata vesting will not be settled in shares of Common Stock until the Vest Date.  If your employment terminates for any other reason, any Unvested Units will be forfeited immediately to the Company.

(b) Settlement of Vested Units.  For purposes of determining the settlement date under Section 2.1(a) for issuing shares of Common Stock, if your employment terminates by reason of (a) death or (b) Disability that also satisfies the definition of “disability” under Section 409A, the settlement date shall be (i) if you are a “specified employee,” the date six months after the date of death or Disability or (ii) if you are not a “specified employee,” the date of death or Disability, and shares of Common Stock shall be issued within 90 days of the settlement date.  If your employment terminates by reason of a Disability that does not satisfy the definition of “disability” under Section 409A, the settlement date shall be the Vest Date set forth in the Award Notice and the Vest Date shall be the “payment date” for purposes of Section 409A.

2.2	Corporate Transaction

In the event of a Corporate Transaction (other than a Related Party Transaction) that also constitutes a change in control event within the meaning of Section 409A, any Unvested Units will accelerate in vesting and become Vested Units immediately prior to such transaction.

3.	Securities Law Compliance

3.1 You represent and warrant that you (a) have been furnished with a copy of the prospectus for the Plan and all information which you deem necessary to evaluate the merits and risks of receipt of the Award, (b) have had the opportunity to ask questions and receive answers concerning the information received about the Award and the Company, and (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Award and the Company.

3.2 You hereby agree that you will in no event sell or distribute all or any part of the shares of Common Stock that you receive pursuant to settlement of this Award (the “Shares”) unless (a) there is an effective registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and any applicable state and foreign securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.  You understand that the Company has no obligation to you to register the Shares with the U.S. Securities and Exchange Commission or any foreign securities regulator and has not represented to you that it will so register the Shares.

3.3 You confirm that you have been advised, prior to your receipt of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Securities Act or any other applicable securities act (the “Acts”) and that the Shares cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.

3.4 You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys’ fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Agreement or the breach by you of any terms or conditions of this Agreement.

4.	Transfer Restrictions

Units shall not be sold, transferred, assigned, encumbered, pledged or otherwise disposed of, whether voluntarily or by operation of law.

5.	No Rights as Shareholder

You shall not have voting or other rights as a shareholder of the Company with respect to the Units.

6.	Book Entry Registration of Shares

The Company will issue the Shares by registering the Shares in book entry form with the Company’s transfer agent in your name and the applicable restrictions will be noted in the records of the Company’s transfer agent and in the book entry system.

7.	Responsibility for Taxes

7.1 Regardless of any action the Company or your employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company and/or the Employer.  You further acknowledge that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the granting or vesting of the Award, the settlement of Vested Units, the issuance of Shares upon settlement of the Vested Units, the subsequent sale of Shares acquired upon settlement of the Vested Units and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result.  Further, if you have become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

7.2 Prior to any relevant taxable or tax withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Company and or the Employer to satisfy all Tax-Related Items.

(a) In this regard, you hereby irrevocably appoint Fidelity or any brokerage firm designated by the Company for such purpose (the "Agent") as your Agent, and authorize the Agent, to:

(i)
Sell on the open market at the then prevailing market price(s), on your behalf, as soon as practicable on or after the settlement date for any Vested Unit, the minimum number of Shares (rounded up to the next whole number) sufficient to generate proceeds to cover the Tax-Related Items and all applicable fees and commissions due to, or required to be collected by, the Agent;

(ii)	Remit directly to the Company the cash amount necessary to cover the Tax-Related Items;

(iii)	Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale of Shares referred to in clause (i) above; and

(iv)	Remit any remaining funds to you.

(b) Alternatively, or in addition to or in combination with the withholding mechanism described in Section 7.2(a), you authorize the Company and/or the Employer at their discretion, to satisfy the obligations with regard to all Tax-Related Items by:

(i)	requiring you to pay to the Company or the Employer any amount of the Tax-Related Items; and/or

(ii)	withholding any amount of the Tax-Related Items from your wages or other cash compensation paid to you by the Company and/or the Employer; and/or

(iii)	withholding in Shares to be issued upon settlement of the Vested Units.

(c) To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you will be deemed to have been issued the full number of Shares subject to the Vested Units notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.  The Company may refuse to issue or deliver Shares to you if you fail to comply with your obligations in connection with the Tax-Related Items.

7.3 You represent and warrant that you are not aware of any material, nonpublic information with respect to the Company or any securities of the Company; you are not subject to any legal, regulatory or contractual restriction which would prevent the Agent from conducting sales as provided herein; you do not have, and will not attempt to exercise, authority, influence or control over any sales of Shares effected pursuant to Section 7.2(a); and you are entering into this Agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company’s securities on the basis of material nonpublic information) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).  It is the intent of the parties that this Agreement comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and this Agreement will be interpreted to comply with the requirements of Rule 10b5-1(c) of the Exchange Act.

You understand that the Agent may effect sales as provided in Section 7.2(a) above jointly with sales for other employees of the Company and/or Related Corporations and that the average price for executions resulting from bunched orders will be assigned to your account.  In addition, you acknowledge that it may not be possible to sell Shares as provided by Section 7.2(a) due to (i) a legal or contractual restriction applicable to you or the Agent, (ii) a market disruption, or (iii) rules governing order execution priority on the NASDAQ or other exchange where the Shares may be traded.  In the event of the Agent’s inability to sell Shares, you will continue to be responsible for the Tax-Related Items.

You acknowledge that regardless of any other term or condition of this Agreement, the Agent will not be liable to you for (a) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (b) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.

You hereby agree to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of Section 7.2(a) and this Section 7.3.  The Agent is a third party beneficiary of Section 7.2(a) and this Section 7.3.

8.	Nature of Grant

In accepting the grant, you acknowledge that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b) the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted repeatedly in the past;

(c) all decisions with respect to future grants of restricted stock units, if any, will be at the sole discretion of the Company;

(d) your participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate your employment relationship at any time;

(e) you are voluntarily participating in the Plan;

(f) the Award and the Shares subject to the Award are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of your employment contract, if any;

(g) the Award and the Shares subject to the Award are not intended to replace any pension rights or compensation;

(h) the Award and the Shares subject to the Award are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Related Corporation;

(i) the grant of the Award and your participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Related Corporation;

(j) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(k) in consideration of the grant of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or diminution in value of the Shares underlying the Award resulting from termination of your employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, you shall be deemed irrevocably to have waived your entitlement to pursue such claim;

(l) in the event of termination of your employment (whether or not in breach of local labor laws), your right to vest in the Award, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Board (or a committee appointed by the Board) shall have the exclusive discretion to determine when you are no longer actively employed for purposes of the Award; and

(m) the Award and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

9. No Advice Regarding Grant

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan or your acquisition or sale of the underlying Shares.  You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.  You acknowledge that you have either consulted with competent advisors independent of the Company to obtain advice concerning the receipt of the Award and the acquisition or disposition of any Shares to be issued pursuant to the Award in light of your specific situation or had the opportunity to consult with such advisors but chose not to do so.

10. Data Privacy

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other Award materials by and among, as applicable, the Employer, the Company and its Related Corporations for the exclusive purpose of implementing, administering and managing your  participation in the Plan.

You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

You understand that Data will be transferred to Fidelity or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  You understand that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country.  You understand that you may request a list with the names and addresses of any potential recipients of Data by contacting your local human resources representative.  You authorize the Company, Fidelity and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan.  You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.  You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative.  You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan.  For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

11. Electronic Delivery and Participation

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

12. Language

If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

13. General Provisions

13.1 Successors and Assigns.  The provisions of this Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.

13.2 Section 409A Compliance.  Notwithstanding any provision in the Plan or this Agreement to the contrary, the Plan Administrator may, at any time and without your consent, modify the terms of the Award as it determines appropriate to avoid the imposition of interest or penalties under Section 409A.

13.3 Governing Law and Choice of Venue.  The Award and the provisions of this Agreement will be construed and administered in accordance with and governed by the laws of the State of Washington without giving effect to such state’s principles of conflict of laws.  For the purposes of litigating any dispute that arises under this grant of this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Washington and agree that such litigation shall be conducted in the courts of Spokane County, Washington, or the federal courts for the United States for the Eastern District of Washington, where this grant is made and/or to be performed.

13.4 Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

13.5 Notice. Any notice required or permitted hereunder shall be made in writing and sent to the following address:
Itron, Inc.
Attn. General Counsel
2111 N. Molter Road
Liberty Lake, WA USA 99019

14. Appendix

Notwithstanding any provisions in this Agreement, the Award shall be subject to any special terms and conditions set forth in any appendix to this Agreement for your country (the “Appendix”).  Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.  The Appendix constitutes part of this Agreement.

15. Imposition of Other Requirements

The Company reserves the right to impose other requirements on your participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

APPENDIX

ITRON, INC.
AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR NON-U.S. PARTICIPANTS

Terms and Conditions

This Appendix includes additional terms and conditions that govern the restricted stock unit award (the “Award”) granted to you under the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan (the “Plan”) if you reside in one of the countries listed below.  Capitalized terms not expressly defined in this Appendix but defined in the Plan or the Restricted Stock Unit Award Agreement (the “Agreement”) shall have the same definitions as in the Plan and/or the Agreement, as applicable.

Notifications

This Appendix also includes information regarding exchange control and other issues of which you should be aware with respect to your participation in the Plan.  The information is based on the exchange control, securities and other laws in effect in the respective countries as of November 2008.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that you not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time that the Award vests or the Shares acquired under the Plan are sold.

In addition, the information contained herein is general in nature and may not apply to your particular situation and the Company is not in a position to assure you of a particular result.  Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently working, the information contained herein may not be applicable to you.

ARGENTINA

Notifications

Securities Law Notification. Neither the Award nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina.  The offer is private and not subject to the supervision of any Argentine governmental authority.

Exchange Control Notification.  In the event that you transfer proceeds in excess of US$2,000,000 from the sale of Shares into Argentina in a single month, you will be required to place 30% of any proceeds in excess of US$2,000,000 in a non-interest-bearing dollar-denominated mandatory deposit account for a holding period of 365 days.

BELGIUM

Notifications

Tax Reporting Notification.  If you are a Belgian resident, you are required to report any bank or brokerage accounts held outside of Belgium on your annual tax return.

BRAZIL

Terms and Conditions

Compliance with the Law.  In accepting the grant of the Award, you acknowledge your agreement to comply with applicable Brazilian laws and to pay any and all applicable tax associated with the Award and the sale of the Shares acquired under the Plan.

Notifications

Exchange Control Notification.  If you are a resident or domiciled in Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000.  Assets and rights that must be reported include Shares acquired under the Plan.

CHINA

Terms and Conditions

Vesting. This provision supplements Section 1 of the Agreement.

To facilitate compliance with applicable laws or regulations in China, you agree and acknowledge that the Company or the Agent is entitled to (a) immediately sell all Shares issued to you upon settlement of the Vested Units (on your behalf pursuant to this authorization), either at the time the Vested Units are settled or when you cease employment with the Employer, the Company or a Related Corporation, or (b) require that any Shares acquired under the Plan be held with Fidelity (or another brokerage firm designated by the Company) until the Shares are sold.  In any event, when the Shares acquired under the Plan are sold, the proceeds of the sale of the Shares, less any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with applicable exchange control law and regulations, as further described below.

Exchange Control Requirements.  You understand and agree that, pursuant to local exchange control requirements, you will be required to repatriate the cash proceeds from the sale of the Shares acquired under the Plan to China.  You further understand that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company, a Related Corporation or the Employer, and you hereby consent and agree that any cash proceeds from the sale of Shares acquired under the Plan may be transferred to such special account prior to being delivered to you.  You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

GERMANY

Notifications

Exchange Control Notification.  Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank.  If you use a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will make the report for you.  In addition, you must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 in any month.

HUNGARY

Notifications

Social Insurance Notification.  This provision supplements Section 7.1 of the Agreement:

Pursuant to the Social Insurance Act (Act. No. LXXX of 1997 on Social Insurance Contributions), you are responsible for paying both the employee portion and the employer portion of social insurance contributions due in connection with the Award.

INDIA

Terms and Conditions

Fringe Benefit Tax Obligation. This provision supplements Section 7.1 of the Agreement:

In accepting the grant of the Award, you consent and agree to assume any and all liability for fringe benefit tax that may be payable by the Company and/or the Employer in connection with the Award, at the discretion of the Company and/or the Employer.  Further, in accepting the grant of the Award, you agree that the Company and/or the Employer may collect the fringe benefit tax from you by any of the means set forth in Section 7.2 of the Agreement or any other reasonable method established by the Company.  You also agree to execute any other consents or elections required to accomplish the foregoing, promptly upon request by the Company.

Notifications

Exchange Control Notification. You understand that you must repatriate any proceeds from the sale of Shares acquired under the Plan to India and convert the proceeds into local currency within ninety (90) days of receipt.  You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency.  You should maintain the FIRC as evidence of the repatriation of the proceeds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

ITALY

Terms and Conditions

Data Privacy. This provision replaces Section 10 of the Agreement:

You hereby explicitly and unambiguously consent to the collection, use, processing and transfer, in electronic or other form, of your personal data as described below by and among, as applicable, the Employer, the Company, and any Related Corporation, for the exclusive purpose of implementing, administering, and managing your participation in the Plan.

You understand that the Employer, the Company, and any Related Corporation may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Related Corporation, details of all Awards, or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).

You also understand that providing the Company with Data is necessary for the performance of the Plan and that your refusal to provide Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. The controller of personal data processing is Itron, Inc. with registered offices at 2111 N. Molter Road, Liberty Lake, Washington 99019, U.S.A., and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is [insert name of Italian data privacy representative, e.g., applicable Italian subsidiary], with registered offices at [insert address of Italian data privacy representative].

You understand that Data will not be publicized, but it may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan.  You understand that Data may also be transferred to the independent registered public accounting firm engaged by the Company.  You further understand that the Company and/or its Related Corporations, will transfer Data among themselves as necessary for the purpose of implementing, administering and managing your participation in the Plan, and that the Company and its Related Corporations may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom you may elect to deposit any Shares acquired at settlement of the Vested Units.  Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing your participation in the Plan.  You understand that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere.  Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

You understand that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require your consent thereto, as the processing is necessary for the performance of contractual obligations related to the implementation, administration, and management of the Plan.  You understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, you have the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing.

Furthermore, you are aware that Data will not be used for direct-marketing purposes.  In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting your local human resources representative.

Plan Document Acknowledgment.  In accepting the grant of the Award, you acknowledge that you have received a copy of the Plan and the Agreement and have reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understand and accept all provisions of the Plan and the Agreement, including this Appendix.

You further acknowledge that you have read and specifically and expressly approve the following sections of the Agreement and this Appendix:  Section 1: Vesting; Section 2:  Termination of Employment; Corporate Transaction; Section 7: Responsibility for Taxes; Section 8: Nature of Grant; Section 11: Electronic Delivery and Participation; Section 12: Language; Section 13.3: Governing Law and Choice of Venue; Section 15: Imposition of Other Requirements; and the Data Privacy provision above.

Notifications

Exchange Control Notification.  You are required to report in your annual tax return:  (a) any transfers of cash or Shares to or from Italy exceeding €10,000, and (b) any foreign investments or investments (including proceeds from the sale of Shares acquired under the Plan) held outside of Italy exceeding €10,000, if the investment may give rise to income in Italy.  You are exempt from the formalities in (a) if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on your behalf.

LUXEMBOURG

Notifications

Exchange Control Notification.  You are required to report any inward remittances of funds to the Banque Central de Luxembourg and/or the Service Central de La Statistique et des Études Économiques within fifteen (15) working days following the month during the transaction occurred.  If a Luxembourg financial institution is involved in the transaction, it generally will fulfill the reporting obligation on your behalf; otherwise, you will have to report the transaction yourself.

MALAYSIA

Notifications

Securities Law Notification.  You should be aware of the Malaysian insider trading rules summarized below.

Under the Malaysian Capital Markets and Services Act, 2007, you are prohibited from acquiring Shares or rights to Shares (e.g., an Award) or selling Shares when you are in possession of information which is not generally available and which you know or should know will have a material effect on the Company’s stock price once such information is generally available.

Director Notification Obligation.  If you are a director of a Malaysian Related Corporation, you are subject to certain notification requirements under the Malaysian Companies Act, 1965.  Among these requirements is an obligation to notify the Malaysian Related Corporation in writing when you acquire or dispose of an interest (e.g., an Award or Shares) in the Company or a Related Corporation.  Such notifications must be made within fourteen (14) days of acquiring or disposing of any interest in the Company or a Related Corporation.

NETHERLANDS

Notifications

Securities Law Notification. You should be aware of Dutch insider trading rules which may impact the sale of Shares acquired under the Plan.  In particular, you may be prohibited from effecting certain Share transactions if you have insider information regarding the Company.

It is your responsibility to comply with the following Dutch insider trading rules:

Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to the Company is prohibited from effectuating a transaction in securities in or from the Netherlands.  “Inside information” is knowledge of a detail concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price.  The insider could be any employee of the Company or a Related Corporation in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain employees of the Company working at a Related Corporation in the Netherlands (including you) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when the employee had such inside information.

PORTUGAL

Notifications

Exchange Control Notification.  If you acquire Shares upon settlement of the Vested Units, the acquisition of the Shares should be reported to the Banco de Portugal for statistical purposes.  If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on your behalf.  If the Shares are not deposited with a commercial bank or financial intermediary in Portugal, you are responsible for submitting the report to the Banco de Portugal.

SOUTH AFRICA

Terms and Conditions

Responsibility for Taxes.  The following provision supplements Section 7 of the Agreement:

In accepting the grant of the Award, you agree that, immediately upon vesting of the Award, you will notify the Employer of the amount of any gain realized.  If you fail to advise the Employer of the gain realized upon vesting, you may be liable for a fine.  You will be solely responsible paying any difference the actual tax liability resulting from the Award and the amount withheld by the Company or the Employer.

Notifications

Exchange Control Notification.  Exchange control approval is no longer required in order for South African residents to participate in foreign share incentive schemes.  However, certain exchange control regulations may still affect your participation in the Plan.

Because exchange control regulations change frequently and without notice, you should consult your legal advisor prior to the acquisition or sale of Shares under the Plan to ensure compliance with current regulations.  It is your responsibility to comply with South African exchange control laws, and neither the Company nor the Employer will be liable for any fines or penalties resulting from your failure to comply with applicable laws.

SPAIN

Terms and Conditions

Nature of Grant.  The following provision supplements Section 8 of the Agreement:

In accepting the grant of the Award, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.

You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to grant Awards to individuals who may be employees of the Company or a Related Corporation throughout the world.  The decision is limited and entered into based upon the express assumption and condition that any grant will not bind the Company or a Related Corporation, other than as expressly set forth in the Agreement.  Consequently, you understand that the Award is granted on the assumption and condition that the Award and any Shares acquired upon settlement of the Vested Units are not part of any employment contract (whether with the Company or a Related Corporation) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation), or any other right whatsoever.  Furthermore, you understand that you will not be entitled to continue vesting in the Award once your active employment with the Company or a Related Corporation ceases.  In addition, you understand that this grant would not be made but for the assumptions and conditions set forth above; thus, you acknowledge and freely accept that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, then the grant of or any right to the Award and the underlying Shares shall be null and void.

Notifications

Exchange Control Notification.  You must declare the acquisition of Shares to the Dirección General de Política Comercial e Inversiones Exteriores (“DGPCIE”) of the Ministerio de Economia for statistical purposes.  You must also declare the ownership of any Shares with the Directorate of Foreign Transactions each January while the Shares are owned.  In addition, if you wish to import the ownership title of the Shares (e.g., share certificates) into Spain, you must declare the importation of such securities to the DGPCIE.

When receiving foreign currency payments derived from the ownership of Shares (i.e., dividends or sale proceeds), you must inform the financial institution receiving the payment of the basis upon which such payment is made.  You will need to provide the following information:  (i) your name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) any further information that may be required.

SWEDEN

There are no country-specific provisions.

UNITED ARAB EMIRATES

There are no country-specific provisions.

UNITED KINGDOM

Terms and Conditions

Vesting.  This provision supplements Section 1 of the Agreement:

Notwithstanding any discretion or anything to the contrary in the Plan and/or the Agreement, the grant of the Award does not provide any right for you to receive a cash payment and the Vested Units will be settled in Shares only.

Responsibility for Taxes.  The following provision supplements Section 7 of the Agreement:

If payment or withholding of the Tax-Related Items (including the Employer’s Liability, as defined below) is not made within ninety (90) days of the event giving rise to the Tax-Related Items (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected Tax-Related Items will constitute a loan owed by you to the Employer, effective on the Due Date.  You agree that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 7.2 of the Agreement.  Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you will not be eligible for such a loan to cover the Tax-Related Items.  In the event that you are a director or executive officer and the Tax-Related Items are not collected from or paid by you by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to you on which additional income tax and national insurance contributions (including the Employer’s Liability, as defined below) will be payable.  You will be responsible for reporting and paying any income tax and national insurance contributions (including the Employer’s Liability, as defined below) due on this additional benefit directly to HMRC under the self-assessment regime.

Joint Election.  As a condition of your participation in the Plan, you agree to accept any liability for secondary Class 1 national insurance contributions (the “Employer’s Liability”) which may be payable by the Company and/or the Employer in connection with the Award and any event giving rise to Tax-Related Items.  To accomplish the foregoing, you agree to execute the following joint election with the Company (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and any other consent or elections required to accomplish the transfer of the Employer’s Liability to you.  You further agree to execute such other joint elections as may be required between yourself and any successor to the Company and/or the Employer.  You further agree that the Company and/or the Employer may collect the Employer’s Liability by any of the means set forth in Section 7.2 of the Agreement.

If you do not enter into a Joint Election prior to vesting of the Award or any other event giving rise to Tax-Related Items, you will forfeit the Units and any benefits in connection with the Award, and any Shares that have been issued will be returned to the Company at no cost to the Company, without any liability to the Company and/or the Employer.

1Section 409A only applies to U.S. taxpayers.